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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549
______________

AMENDMENT NO. 3 TO

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): December 30, 2006

ISRAEL TECHNOLOGY ACQUISITION CORP.
(Exact Name of Registrant as Specified in Charter)

Delaware	000-51259	20-2374143
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

7 Gush Etzion, 3rd Floor, Givaat Shmuel, Israel	54030
(Address of Principal Executive Offices)	(Postal Code)

Registrant’s telephone number, including area code: (011) 972-3-532-5918

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☒	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On December 30, 2006, Israel Technology Acquisition Corp. (“Company”) entered into a second amendment to the previously reported upon Agreement and Plan of Merger, dated as of February 28, 2006, as amended (“Merger Agreement”), among the Company, ITAC Acquisition Subsidiary Corp. and IXI Mobile, Inc. (“IXI”). Pursuant to the amendment, the parties agreed to extend the parties’ right to terminate the Merger Agreement from December 31, 2006 to July 19, 2007. The amendment also removed as a condition to the merger between the parties (“Merger”) the Company’s obligation to have the shares to be issued or issuable in the Merger to IXI securityholders registered upon consummation of the Merger. Instead, the Company is now obligated to (i) file a registration statement (the “Initial Re-Sale Registration Statement”) with the Securities and Exchange Commission within 45 days from the consummation of the Merger covering the resale of the shares of the Company’s common stock, par value $0.0001 per share (the “Common Stock”) initially issued in the Merger other than those shares of the Common Stock issued to Landa Ventures, Ltd. and certain investment funds controlled by Gemini Israel Funds (collectively, the “Significant IXI Stockholders”) and (ii) file an amendment to the Initial Re-Sale Registration Statement or a new registration statement (an “Additional Re-Sale Registration Statement”) within 45 days from the date of the issuance of any shares of Common Stock (or securities convertible into shares of Common Stock) subsequently issued in accordance with the Merger Agreement other than those shares of Common Stock issued to the Significant IXI Stockholders. The Company has also agreed to indemnify the holders of shares of Common Stock whose shares are subject to the Initial Re-Sale Registration Statement or any Additional Re-Sale Registration Statement against liabilities arising out of any actual or alleged material misstatements or omissions in the Initial Re-Sale Registration Statement or any Additional Re-Sale Registration Statement, other than liabilities arising from information supplied by such holders for use in connection with the Initial Re-Sale Registration Statement or any Additional Re-Sale Registration Statement Such holders will be required to indemnify the Company against liabilities arising out of any actual or alleged material misstatements or omissions in the Initial Re-Sale Registration Statement or any Additional Re-Sale Registration Statement, to the extent that the misstatements or omissions were made in reliance upon written information furnished to the Company by such holders expressly for use in connection with the Initial Registration Statement or any Additional Re-Sale Registration Statement. The Significant IXI Stockholders will have certain registration rights pursuant to the Registration Rights Agreement filed as Exhibit 10.4 to the Company’s Current Report on Form 8-K on March 1, 2006. As a result of the foregoing, the Company will be withdrawing its previously filed Registration Statement on S-4 and file a proxy statement in its place.

The preceding is qualified in its entirety by reference to the amendment which is attached hereto as Exhibit 10.1 and is incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits

(c) Exhibits:

Exhibit 10.1	Second Amendment to Agreement and Plan of Merger, dated as of December 8, 2006, by and among Israel Technology Acquisition Corp., ITAC Acquisition Subsidiary Corp. and IXI Mobile, Inc.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: January 4, 2007		ISRAEL TECHNOLOGY ACQUISITION CORP.

	By:	/s/ Israel Frieder
Name: Israel Frieder
Title: Chief Executive Officer